Exhibit 99.1


          FROM:  EDWARD G. NOVOTNY & ASSOCIATES, INC.
          Two Tudor City Place
          New York, New York 10017
          Tel.:  (212) 490-2065

          FOR:  HOME HOLDINGS INC.           FOR IMMEDIATE RELEASE
          59 Maiden Lane                     Wednesday, December 24, 1997
          New York, New York 10038

                                  HOME HOLDINGS INC.
                               ANNOUNCES NEW TREASURER

               NEW YORK -- Home Holdings Inc. announced today that Arthur
          D. Wilson, currently Vice President and Controller of Home Holdings' principal subsidiary, The Home Insurance Company, has been named to succeed Richard H. Hershman, the current Treasurer and principal financial and accounting officer of Home Holdings, when Mr. Hershman resigns, effective March 1, 1998. Mr. Wilson will also become Senior Vice President, Chief Financial Officer, and Treasurer of Home Insurance and assume certain other positions in Home Insurance affiliates vacated by Mr. Hershman.

               Home Holdings' management praised Mr. Hershman's accomplishments over the past two and a half years, thanked him for agreeing to assist with the year-end financial statements and facilitate an orderly transition, and wished him well as he pursues other opportunities. Management also expressed confidence in the ability of Mr. Wilson and his colleagues to make the transition as seamless as possible.

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